UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 27, 2011

COMMUNITY WEST BANCSHARES
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-23575	77-0446957
(Commission File Number)	(IRS Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 692-5821
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b), (c)
On June 27, 2011, Lynda J. Nahra, Director, President and Chief Executive Officer, notified Community West Bancshares (Company) that she would resign from the Board and from all Board Committees she currently serves on and as the President and Chief Executive Officer of the Company and its wholly-owned bank subsidiary, Community West Bank (Bank), effective on or about July 29, 2011, to pursue another business opportunity.  Ms. Nahra has been President and Chief Executive Officer of the Company since February 2004 and of the Bank since 2000.  Ms. Nahra’s decision to resign was not due to any disagreement with the Company relating to its operations, policies or practices.

Effective upon Ms. Nahra’s resignation, William R. Peeples, Chairman of the Company and a Director, will be appointed President and Chief Executive Officer of the Company and will discharge the position duties until a permanent replacement is named.  Mr. Peeples will receive no compensation for serving as President and Chief Executive Officer of the Company during the interim period.  Mr. Peeples and Robert H. Bartlein, Chairman of the Bank and a Director, will comprise the search committee to locate the permanent replacement.

Mr. Peeples currently serves as the Company’s Chairman and was a founder and Director of the Bank since 1989.   He has served in various financial capacities, including as President and Chief Financial Officer of Inamed Corporation from 1985 to 1987.  He also was a founder and Chief Financial Officer of Nusil Corporation and Imulok Corporation from 1980 to 1985.  Mr. Peeples has been active as a private investor and currently serves as Managing General Partner of two real estate partnerships and serves as a member of the Goleta Valley Cottage Hospital Foundation Capital Campaign Steering Committee.  Mr. Peeples holds a BBA from the University of Wisconsin – Whitewater and an MBA from Golden Gate University, Air Force on-base program.

(c)
The Bank has engaged Edward J. Mylett as its Acting President and Chief Executive Officer in replacement of Ms. Nahra.  Mr. Mylett has been serving as an executive consultant to various banks.  Mr. Mylett was previously with Citizens Business Bank from 2002 through 2008 and where he served as its Executive Vice President and Chief Credit Officer from 2006 to 2008.  In that capacity, Mr. Mylett was responsible for the Credit Administration of a $3.5 billion loan portfolio and the production units.  For his services, Mr. Mylett will receive a $25,000 engagement fee and will receive pay at the rate of $250 per hour.

(c)
The Bank also will engage Steven A. Rosso to serve as Executive Vice President and Chief Credit Officer to be effective on or about July 5, 2011.  Since 2009, Mr. Rosso has been Chief Executive Officer of Corfino, Inc., a company that provides consulting services to California banks regarding construction and real estate projects.  From 1987-2008, Mr. Rosso served as President and Chief Executive Officer of Pacific State Bank in Stockton, California.   Mr. Rosso will receive compensation at the rate of $180,000 per year.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2011	COMMUNITY WEST BANCSHARES

	By:	/s/ Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer

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